Exhibit 99.1

FULL HOUSE RESORTS ANNOUNCES STRONG THIRD QUARTER RESULTS

- Revenues Increased 72.8% to $71.5 Million;

Net Income Improved to $4.6 Million;

Adjusted EBITDA Rose 165.9% to $20.6 Million

- Operations at The Temporary by American Place Continue to Ramp;

Illinois Sportsbook Operations are Now Live

- Opening of Chamonix Casino Hotel in Colorado Slated for December 26, 2023

Las Vegas – November 8, 2023 – Full House Resorts, Inc. (Nasdaq: FLL) today announced results for the third quarter ended September 30, 2023, including updates regarding its growth pipeline.

“As envisioned, results at The Temporary by American Place continued to improve during the third quarter,” said Daniel R. Lee, President and Chief Executive Officer of Full House Resorts. “Our table games business at The Temporary was strong initially, and continued to build as we hired more dealers and increased the number of available table games. Our slots business also continues to ramp up, aided by our guest database that continues to grow meaningfully in size with every passing week. As a result, both revenues and Adjusted Property EBITDA at The Temporary increased from the second quarter of this year, reaching $23.9 million and $6.8 million, respectively. The Temporary’s available amenities also continue to expand, with the on-site sportsbook welcoming its first bets approximately one month ago. We are close to unveiling the last remaining amenity at The Temporary – North Shore Steaks and Seafood, the property’s high-end dining option – which we expect to open at the end of the fourth quarter.

“Meanwhile, at our Chamonix project in Cripple Creek, Colorado, significant construction continues in advance of the destination’s opening on December 26. Workers are currently installing furniture throughout the hotel. Within the casino, we are about to begin installation of slot bases, followed by the final placement of slot machines throughout November and early December. In our convention space, we recently installed chandeliers in the main ballroom and are preparing to install furniture. We are excited to welcome guests to Chamonix – designed to be the best casino in the state of Colorado – in less than two months.”

On a consolidated basis, revenues in the third quarter of 2023 were $71.5 million, a 72.8% increase from $41.4 million in the prior-year period. These results reflect the February 2023 opening of The Temporary, as well as $5.8 million of accelerated revenue for two sports wagering agreements that ceased operations during the third quarter of 2023. Net income for the third quarter of 2023 was $4.6 million, or $0.13 per diluted common share, which includes $1.1 million of preopening and development costs, primarily related to our Chamonix construction project, and significant depreciation and amortization charges related to The Temporary. In the prior-year period, net loss was $3.6 million, or $(0.10) per diluted common share, reflecting $2.4 million of preopening and development costs. Adjusted EBITDA(a) was $20.6 million in the 2023 third quarter, rising 165.9% from $7.8 million in the prior-year period, reflecting the items mentioned above.

For project renderings and live construction webcams of our Chamonix project, please visit www.ChamonixCO.com.

Third Quarter Highlights and Subsequent Events

●	Midwest & South. This segment includes Silver Slipper Casino and Hotel, Rising Star Casino Resort, and The Temporary by American Place. Revenues for the segment were $52.6 million in the third quarter of 2023, a 77.4% increase from $29.6 million in the prior-year period. Adjusted Segment EBITDA rose to $11.8 million, a 110.6% increase from $5.6 million in the prior-year period. These results reflect the February 17, 2023 opening of The Temporary, our newest casino located in Waukegan, Illinois. In the third quarter of 2023, The Temporary generated $23.9 million of revenue and $6.8 million of Adjusted Property EBITDA. We expect The Temporary’s results to continue to increase in the longer-run, as the property’s database continues to expand and marketing, labor and other early costs normalize.

Excluding results from The Temporary, same-store revenues declined to $28.7 million from $29.6 million. Same-store Adjusted Segment EBITDA declined to $5.0 million from $5.6 million, reflecting increases in insurance costs at Silver Slipper, as well as general increases in labor expenses.
●	West. This segment includes Grand Lodge Casino (located within the Hyatt Regency Lake Tahoe resort in Incline Village), Stockman’s Casino, Bronco Billy’s Casino and Hotel and, upon its expected opening in December 2023, will include Chamonix Casino Hotel. Revenues for the segment improved to $11.1 million in the third quarter of 2023, versus $10.7 million in the prior-year period. Adjusted Segment EBITDA was $2.3 million for both periods. Results in both periods reflect the temporary loss of all on-site parking and on-site hotel rooms at Bronco Billy’s to accommodate the construction of neighboring Chamonix. Upon the opening of Chamonix, Bronco Billy’s is expected to benefit from its integration with Chamonix, including its new parking garage and approximately 300 on-site guestrooms.

●	Contracted Sports Wagering. This segment consists of our on-site and online sports wagering “skins” (akin to websites) in Colorado, Indiana, and Illinois. Revenues and Adjusted Segment EBITDA were both $7.9 million in the third quarter of 2023, reflecting the contractual launch of our permitted Illinois sports skin in mid-August 2023, which contributed $0.7 million to both revenues and Adjusted Segment EBITDA in the third quarter. These results also include $5.8 million of accelerated revenues related to two sports wagering agreements that ceased operations during the third quarter of 2023.

The Company is currently permitted to operate three sports skins in Colorado, three in Indiana, and one in Illinois. Of such permitted skins, two sports skins are currently live in Colorado, one in Indiana, and one in Illinois. Under our agreements with various third parties to operate such skins, we receive a percentage of revenues, as defined in the contracts, subject to an annualized minimum amount that currently totals $8 million. We continue to evaluate whether to operate our remaining idle skins ourselves or to have other third parties operate them. However, there is no certainty that we will be able to enter into agreements with replacement operators or successfully operate the skins ourselves.

Liquidity and Capital Resources

As of September 30, 2023, we had $84.0 million in cash and cash equivalents, including $58.0 million of cash reserved under our bond indentures to complete the construction of Chamonix. Our debt consisted primarily of $450.0 million in outstanding senior secured notes due 2028, which become callable at specified premiums beginning in February 2024, and $27.0 million outstanding under our revolving credit facility.

Conference Call Information

We will host a conference call for investors today, November 8, 2023, at 4:30 p.m. ET (1:30 p.m. PT) to discuss our 2023 third quarter results. Investors can access the live audio webcast from our website at www.fullhouseresorts.com under the investor relations section. The conference call can also be accessed by dialing (201) 689-8470.

A replay of the conference call will be available shortly after the conclusion of the call through November 22, 2023. To access the replay, please visit www.fullhouseresorts.com. Investors can also access the replay by dialing (412) 317-6671 and using the passcode 13742216.

(a) Reconciliation of Non-GAAP Financial Measures

Our presentation of non-GAAP Measures may be different from the presentation used by other companies, and therefore, comparability may be limited. While excluded from certain non-GAAP Measures, depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred. Each of these items should also be considered in the overall evaluation of our results. Additionally, our non-GAAP Measures do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

Our non-GAAP Measures are to be used in addition to, and in conjunction with, results presented in accordance with GAAP. These non-GAAP Measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. These non-GAAP Measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Adjusted Segment EBITDA. We utilize Adjusted Segment EBITDA as the measure of segment profitability in assessing performance and allocating resources at the reportable segment level. Adjusted Segment EBITDA is defined as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening expenses, impairment charges, asset write-offs, recoveries, gain (loss) from asset disposals, project development and acquisition costs, non-cash share-based compensation expense, and corporate-related costs and expenses that are not allocated to each segment.

Same-store Adjusted Segment EBITDA. Same-store Adjusted Segment EBITDA is Adjusted Segment EBITDA further adjusted to exclude the Adjusted Property EBITDA of properties that have not been in operation for a full year. Adjusted Property EBITDA is defined as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening expenses, impairment charges, asset write-offs, recoveries, gain (loss) from asset disposals, project development and acquisition costs, non-cash share-based compensation expense, and corporate-related costs and expenses that are not allocated to each property.

Adjusted EBITDA. We also utilize Adjusted EBITDA, which is defined as Adjusted Segment EBITDA, net of corporate-related costs and expenses. Although Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP, we believe this non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity. We utilize this metric or measure internally to focus management on year-over-year changes in core operating performance, which we consider our ordinary, ongoing and customary operations, and which we believe is useful information to investors. Accordingly, management excludes certain items when analyzing core operating performance, such as the items mentioned above, that management believes are not reflective of ordinary, ongoing and customary operations.

Full House Resorts, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues
Casino	$50,240	$29,721	$131,586	$88,293
Food and beverage	9,086	6,811	25,419	20,255
Hotel	2,560	2,490	7,052	7,076
Other operations, including contracted sports wagering	9,657	2,371	16,974	11,575
	71,543	41,393	181,031	127,199
Operating costs and expenses
Casino	19,437	10,292	49,771	30,273
Food and beverage	8,330	6,814	24,815	20,134
Hotel	1,164	1,256	3,611	3,524
Other operations	691	587	1,878	1,594
Selling, general and administrative	22,017	15,218	61,823	44,795
Project development costs, net	21	(149)	45	33
Preopening costs	1,051	2,594	12,634	4,914
Depreciation and amortization	8,468	2,386	22,482	6,012
Loss on disposal of assets	7	—	7	3
	61,186	38,998	177,066	111,282
Operating income	10,357	2,395	3,965	15,917
Other (expense) income
Interest expense, net	(5,867)	(5,838)	(16,319)	(19,225)
Loss on modification of debt	—	(105)	—	(4,530)
Gain on settlements	29	—	384	—
	(5,838)	(5,943)	(15,935)	(23,755)
Income (loss) before income taxes	4,519	(3,548)	(11,970)	(7,838)
Income tax (benefit) provision	(74)	29	452	(16)
Net income (loss)	$4,593	$(3,577)	$(12,422)	$(7,822)

Basic earnings (loss) per share	$0.13	$(0.10)	$(0.36)	$(0.23)
Diluted earnings (loss) per share	$0.13	$(0.10)	$(0.36)	$(0.23)

Basic weighted average number of common shares outstanding	34,583	34,390	34,497	34,339
Diluted weighted average number of common shares outstanding	36,673	34,479	34,497	34,399

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Segment Revenues, Adjusted Segment EBITDA and Adjusted EBITDA

(In thousands, Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues
Midwest & South	$52,553	$29,620	$143,267	$92,501
West	11,085	10,675	27,297	28,600
Contracted Sports Wagering	7,905	1,098	10,467	6,098
	$71,543	$41,393	$181,031	$127,199
Adjusted Segment EBITDA(1) and Adjusted EBITDA
Midwest & South	$11,750	$5,578	$31,830	$21,816
West	2,308	2,316	2,538	4,508
Contracted Sports Wagering	7,852	1,083	10,373	6,047
Adjusted Segment EBITDA	21,910	8,977	44,741	32,371
Corporate	(1,280)	(1,219)	(3,479)	(4,130)
Adjusted EBITDA	$20,630	$7,758	$41,262	$28,241

__________

(1)	The Company utilizes Adjusted Segment EBITDA as the measure of segment operating profitability in assessing performance and allocating resources at the reportable segment level.

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Same-store Revenues and Adjusted Segment EBITDA

(In thousands, Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		Increase /	September 30,		Increase /
Reporting segments	2023	2022	(Decrease)	2023	2022	(Decrease)
Midwest & South
Midwest & South same-store total revenues(1)	$28,663	$29,620	(3.2)%	$88,629	$92,501	(4.2)%
The Temporary by American Place	23,890	—	N.M.	54,638	—	N.M.
Midwest & South total revenues	$52,553	$29,620	77.4%	$143,267	$92,501	54.9%

Midwest & South same-store Adjusted Segment EBITDA(1)	$4,966	$5,578	(11.0)%	$17,341	$21,816	(20.5)%
The Temporary by American Place	6,784	—	N.M.	14,489	—	N.M.
Midwest & South Adjusted Segment EBITDA	$11,750	$5,578	110.6%	$31,830	$21,816	45.9%

Contracted Sports Wagering
Contracted Sports Wagering same-store total revenues(2)	$1,370	$1,098	24.8%	$3,932	$4,457	(11.8)%
Accelerated revenues due to contract terminations(3)	5,794	—	N.M.	5,794	1,641	253.1%
Illinois	741	—	N.M.	741	—	N.M.
Contracted Sports Wagering total revenues	$7,905	$1,098	619.9%	$10,467	$6,098	71.6%

Contracted Sports Wagering same-store Adjusted Segment EBITDA(2)	$1,336	$1,083	23.4%	$3,857	$4,406	(12.5)%
Accelerated revenues due to contract terminations(3)	5,794	—	N.M.	5,794	1,641	253.1%
Illinois	722	—	N.M.	722	—	N.M.
Contracted Sports Wagering Adjusted Segment EBITDA	$7,852	$1,083	625.0%	$10,373	$6,047	71.5%

__________

N.M. Not meaningful.

(1)	Same-store operations exclude results from The Temporary by American Place, which opened on February 17, 2023.
(2)	Same-store operations exclude results from Illinois, which contractually commenced on August 15, 2023. For enhanced comparability, we also excluded accelerated revenues due to contract terminations from same-store operations.
(3)	For enhanced comparability, we also excluded accelerated revenues due to contract terminations from same-store operations. Such adjustments reflect two sports skins that ceased operations in the third quarter of 2023, and two sports skins that ceased operations in the second quarter of 2022.

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Reconciliation of Net Income (Loss) and Operating Income to Adjusted EBITDA

(In thousands, Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income (loss)	$4,593	$(3,577)	$(12,422)	$(7,822)
Income tax (benefit) provision	(74)	29	452	(16)
Interest expense, net	5,867	5,838	16,319	19,225
Loss on modification of debt	—	105	—	4,530
Gain on settlements	(29)	—	(384)	—
Operating income	10,357	2,395	3,965	15,917
Project development costs, net	21	(149)	45	33
Preopening costs	1,051	2,594	12,634	4,914
Depreciation and amortization	8,468	2,386	22,482	6,012
Loss on disposal of assets	7	—	7	3
Stock-based compensation	726	532	2,129	1,362
Adjusted EBITDA	$20,630	$7,758	$41,262	$28,241

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Reconciliation of Operating Income (Loss) to Adjusted Segment EBITDA and Adjusted EBITDA

(In thousands, Unaudited)

Three Months Ended September 30, 2023
							Adjusted
							Segment
	Operating	Depreciation	Loss on	Project		Stock-	EBITDA and
	Income	and	Disposal	Development	Preopening	Based	Adjusted
	(Loss)	Amortization	of Assets	Costs	Costs	Compensation	EBITDA
Reporting segments
Midwest & South	$4,156	$7,828	$7	$—	$(241)	$—	$11,750
West	406	610	—	—	1,292	—	2,308
Contracted Sports Wagering	7,852	—	—	—	—	—	7,852
	12,414	8,438	7	—	1,051	—	21,910
Other operations
Corporate	(2,057)	30	—	21	—	726	(1,280)
	$10,357	$8,468	$7	$21	$1,051	$726	$20,630

Three Months Ended September 30, 2022
						Adjusted
						Segment
	Operating	Depreciation	Project		Stock-	EBITDA and
	Income	and	Development	Preopening	Based	Adjusted
	(Loss)	Amortization	Costs	Costs	Compensation	EBITDA
Reporting segments
Midwest & South	$2,062	$1,279	$—	$2,237	$—	$5,578
West	1,138	821	—	357	—	2,316
Contracted Sports Wagering	1,083	—	—	—	—	1,083
	4,283	2,100	—	2,594	—	8,977
Other operations
Corporate	(1,888)	286	(149)	—	532	(1,219)
	$2,395	$2,386	$(149)	$2,594	$532	$7,758

Full House Resorts, Inc. and Subsidiaries

Supplemental Information

Reconciliation of Operating Income (Loss) to Adjusted Segment EBITDA and Adjusted EBITDA

(In thousands, Unaudited)

Nine Months Ended September 30, 2023
							Adjusted
							Segment
	Operating	Depreciation	Loss on	Project		Stock-	EBITDA and
	Income	and	Disposal	Development	Preopening	Based	Adjusted
	(Loss)	Amortization	of Assets	Costs	Costs	Compensation	EBITDA
Reporting segments
Midwest & South	$1,322	$20,640	$7	$—	$9,861	$—	$31,830
West	(1,985)	1,750	—	—	2,773	—	2,538
Contracted Sports Wagering	10,373	—	—	—	—	—	10,373
	9,710	22,390	7	—	12,634	—	44,741
Other operations
Corporate	(5,745)	92	—	45	—	2,129	(3,479)
	$3,965	$22,482	$7	$45	$12,634	$2,129	$41,262

Nine Months Ended September 30, 2022
			Loss /				Adjusted
			(gain)				Segment
	Operating	Depreciation	on	Project		Stock-	EBITDA and
	Income	and	Disposal	Development	Preopening	Based	Adjusted
	(Loss)	Amortization	of Assets	Costs	Costs	Compensation	EBITDA
Reporting segments
Midwest & South	$14,088	$3,831	$8	$—	$3,889	$—	$21,816
West	1,655	1,833	(5)	—	1,025	—	4,508
Contracted Sports Wagering	6,047	—	—	—	—	—	6,047
	21,790	5,664	3	—	4,914	—	32,371
Other operations
Corporate	(5,873)	348	—	33	—	1,362	(4,130)
	$15,917	$6,012	$3	$33	$4,914	$1,362	$28,241

Cautionary Note Regarding Forward-looking Statements

This press release contains statements by us and our officers that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “expect,” “future,” “should,” “will” and similar references to future periods. Some forward-looking statements in this press release include those regarding our expected construction budgets, estimated commencement and completion dates, expected amenities, and our expected operational performance for Chamonix and American Place, including The Temporary; and our expectations regarding the operation and usage of our available idle sports skins. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Such risks include, without limitation, our ability to repay our substantial indebtedness; inflation and its potential impacts on labor costs and the price of food, construction, and other materials; the effects of potential disruptions in the supply chains for goods, such as food, lumber, and other materials; general macroeconomic conditions; our ability to effectively manage and control expenses; our ability to complete Chamonix or other construction projects, including American Place, on-time and on-budget; legal or regulatory restrictions, delays, or challenges for our construction projects, including Chamonix and American Place; construction risks, disputes and cost overruns; dependence on existing management; competition; uncertainties over the development and success of our expansion projects; the financial performance of our finished projects and renovations; effectiveness of expense and operating efficiencies; cyber events and their impacts to our operations; and regulatory and business conditions in the gaming industry (including the possible authorization or expansion of gaming in the states we operate or nearby states). Additional information concerning potential factors that could affect our financial condition and results of operations is included in the reports we file with the Securities and Exchange Commission, including, but not limited to, Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the most recently ended fiscal year and our other periodic reports filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or revise our forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

About Full House Resorts, Inc.

Full House Resorts owns, leases, develops and operates gaming facilities throughout the country. Our properties include The Temporary by American Place in Waukegan, Illinois; Silver Slipper Casino and Hotel in Hancock County, Mississippi; Bronco Billy’s Casino and Hotel in Cripple Creek, Colorado; Rising Star Casino Resort in Rising Sun, Indiana; Stockman’s Casino in Fallon, Nevada; and Grand Lodge Casino, located within the Hyatt Regency Lake Tahoe Resort, Spa and Casino in Incline Village, Nevada. We are currently constructing Chamonix Casino Hotel, a new luxury hotel and casino expected to open in December 2023 in Cripple Creek, Colorado. For further information, please visit www.fullhouseresorts.com.

Contact:

Lewis Fanger, Chief Financial Officer

Full House Resorts, Inc.

702-221-7800

www.fullhouseresorts.com